UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2022, Precigen, Inc., a Virginia corporation (the “Company”), Trans Ova Genetics, L.C., an Iowa limited liability company (“Trans Ova”) and a wholly-owned subsidiary of the Company, and Spring Bidco LLC, a Delaware limited liability company (“Buyer”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, the Company committed to sell, and Buyer committed to purchase, 100% of the issued and outstanding membership interests of Trans Ova in exchange for $170 million in cash payable at the closing of the transaction (subject to a working capital adjustment mechanism) and up to $10 million in cash in earn-out payments over two years (the “Transaction”). In connection with the Transaction, the Company will hold a total of $200 million, comprising the purchase price and certain additional funds, in a segregated account and will use such funds for certain permitted purposes, including resolution of the Company’s outstanding convertible bonds. The board of directors of the Company approved, adopted and declared advisable the Purchase Agreement.

In connection with the Transaction, on July 1, 2022, the Company, Trans Ova, Buyer and Houdstermaatschappij Wilg B.V. (“Houdstermaatschappij”) entered into a guarantee (the “Guarantee”), pursuant to which Houdstermaatschappij irrevocably and unconditionally guaranteed to the Company the prompt and full discharge by Buyer of all of Buyer’s payment obligations and liabilities under the Purchase Agreement.

The Purchase Agreement contains representations and warranties and covenants customary for a transaction of this nature. The consummation of the Transaction is subject to customary closing conditions, including (among others) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) with respect to the Transaction, the absence of an injunction or order of any court of competent jurisdiction in the United States enjoining, prohibiting or rendering illegal the consummation of the Transaction, the absence of any material adverse effect on the business, assets, results of operations or condition of Trans Ova and its subsidiaries, the accuracy of the representations and warranties of each party (subject to materiality qualifiers) and the compliance by each party with its covenants in all material respects. The Transaction is currently expected to close in the third quarter of 2022.

The Purchase Agreement contains certain termination rights for the Company and Buyer, including, among other events, (1) if the Transaction has not been completed on or prior to July 1, 2023, (2) if the closing of the Transaction would violate any non-appealable, final injunction or order of any court of competent jurisdiction in the United States or (3) following a breach by the other party that would cause certain closing conditions not to be satisfied and is not or cannot be cured within 45 days’ notice of such breach. If the Purchase Agreement is terminated under certain circumstances relating to the failure of the expiration or termination of the applicable waiting period under the HSR Act to occur, Buyer will pay a termination fee of $12,750,000 to the Company.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Buyer. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Purchase Agreement is filed as Exhibit 2.1 hereto and the Guarantee is filed as Exhibit 2.2 hereto and each is incorporated by reference herein. The foregoing description of the Purchase Agreement and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Guarantee.

Item 8.01.	Other Events.

On July 5, 2022, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

Some of the statements made in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company’s business, including the consummation of Transaction, the use of capital from that Transaction, the timing and progress of preclinical studies, clinical trials, discovery programs and related milestones, the promise of the Company’s portfolio of therapies, and in particular its CAR-T and AdenoVerse therapies. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, including the possibility that the sale of Trans Ova will not be consummated on the expected timeline or at all (whether due to a failure to receive, or delay in the receipt of, clearance under the HSR Act or other third party consents required for the Transaction or the failure to satisfy other conditions to the consummation of the Transaction), the possibility that the timeline for the Company’s clinical trials might be impacted by the COVID-19 pandemic, and actual future results may be materially different from the plans, objectives and expectations expressed in this Current Report on Form 8-K. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement dated July 1, 2022 by and among Precigen, Inc., Trans Ova Genetics, L.C. and Spring Bidco LLC.*
2.2	Guarantee by and among Precigen, Inc., Trans Ova Genetics, L.C., Spring Bidco LLC and Houdstermaatschappij Wilg B.V., dated as of July 1, 2022.
99.1	Press Release of Precigen Inc., dated as of July 5, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

* Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules, annexes and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: July 5, 2022